Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated May 6, 2011 (November 8, 2013 as to the Consolidated Statements of Income, Retained Earnings and Members’ Equity, and Cash Flows, and Note 8) and (ii) our report dated March 27, 2013, each relating to the consolidated financial statements of Heritage Plastics, Inc. and Related Companies, appearing in the Registration Statement on Form S-1 (No. 333-209940).

/s/ Rea & Associates, Inc.

New Philadelphia, Ohio

June 15, 2016